                                EXHIBIT NUMBER 8

                           SUBSIDIARIES OF THE COMPANY

CONSOLIDATED PRINCIPAL SUBSIDIARY                  JURISDICTION OF INCORPORATION

Orion Tire Corporation                             The United States of America

Orion (B.V.I.) Tire Corporation                    British Virgin Islands

Container Limited                                  British Virgin Islands

Century Lead Limited                               British Virgin Islands

Capital Canton Limited                             British Virgin Islands

Leading Returns Limited                            British Virgin Islands

Sincere Ocean Limited                              British Virgin Islands

Ventures Kingdom Limited                           British Virgin Islands

Wealth Faith Limited                               British Virgin Islands

Million Good Limited                               British Virgin Islands

Easy Legend Limited                                British Virgin Islands

Great Windfall Agents Limited                      British Virgin Islands

Honest Map Limited                                 British Virgin Islands

Supreme Solutions Limited                          British Virgin Islands

Manwide Holdings Limited                           British Virgin Islands

The Rosedale Luxury Hotel & Suites Limited         PRC